Exhibit 3.14

CLEAR CHANNEL OUTDOOR HOLDINGS COMPANY CANADA

Amendment to the By-Laws

June 5 2009

Reference is made to the By-Laws of Clear Channel Outdoor Holdings Company Canada (formerly known as Eller Holdings Company Canada) dated as of March 2, 1999 as in effect on the date hereof (the “By-Laws”).

The title to the By-Laws is hereby amended and restated to read in its entirety as follows:

“Clear Channel Outdoor Holdings Company Canada, a Delaware corporation”

Further, every reference to the Corporation in the By-Laws shall refer to Clear Channel Outdoor Holdings Company Canada.

Amendment to By-laws

Eller Holdings Company Canada

a Delaware corporation

BYLAWS

ARTICLE I

OFFICES

Section 1. The principal office in the State of Delaware shall be in the City of Wilmington, County of New Castle, State of Delaware.

Section 2. The Corporation may also have offices at such other places both within and without the State of Delaware as the board of directors (the “Board”) may from time to time determine or the business of the Corporation may require.

ARTICLE II

MEETINGS OF STOCKHOLDERS

Section 1. Any meeting of the stockholders for the election of directors or for any other purpose may be held at such time and place, within or without the State of Delaware, as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof.

Section 2. An annual meeting of stockholders shall be held on the second Tuesday of September, commencing in 1999 (unless that day is a legal holiday, in which event the annual meeting will be held on the next succeeding business day), at 10:00 a.m., at which the stockholders shall elect by a plurality vote a board of directors, and shall transact such other business as may properly be brought before the meeting.

Section 3. Written notice of the annual meeting shall be given to each stockholder entitled to vote thereat at least ten days (but no more than fifty days) before the date of the meeting.

Section 4. The officer who has charge of the stock ledger of the Corporation shall prepare and make, at least ten (10) days before every election of directors, a complete list of the stockholders entitled to vote at said election, arranged in alphabetical order with the residence of and the number of voting shares held by each. Such list shall be open at the place where said election is to be held for at lease ten (10) days prior to the meeting, for examination by any stockholder, and shall be produced and kept at the same time and place of election during the whole time thereof and shall be subject to the inspection of any stockholder who may be present.

Section 5. A special meeting of the stockholders, for any purpose or purposes, unless otherwise provided by statute or by the Certificate of Incorporation, may be called by the Chairman of the Board or the President and shall be called by the Chairman of the Board or

Secretary at the request in writing of a majority of the Board, or at the request in writing of a majority of the board of directors, or at the request in writing of stockholders owning a majority in amount of the entire capital stock of the Corporation issued and outstanding and entitled generally to vote. Such request shall state the purpose or purposes of the proposed meeting.

Section 6. Written notice of a special meeting of stockholders, stating in reasonable detail the time, place and object thereof, shall be given to each stockholder entitled to vote thereat, at least ten days (but no more than fifty days) before the date fixed for the meeting.

Section 7. Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice.

Section 8. The holders of a majority of the stock issued and outstanding and entitled to vote on any matter to be considered thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise provided by statute or by the Certificate of Incorporation. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote on any matter to be considered thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified.

Section 9. When a quorum is present at any meeting, the vote of the holders of a majority of the total stock of the Corporation having voting power with respect to any question shall decide such question brought before such meeting, unless the question is one upon which, by express provision of statute or of the Certificate of Incorporation or these Bylaws, a different vote is required, in which case such express provision shall govern and control the decisions of such question.

Section 10. Each stockholder shall at every meeting of the stockholders be entitled to one vote in person or by proxy for each share of the capital stock having voting power held by such stockholder, but no proxy shall be voted on after three (3) years from its date, unless the proxy provides for a longer period, and, except where the transfer books of the Corporation have been closed or a date has been fixed as a record date for the determination of its stockholders entitled to vote, no share of stock shall be voted on at any election for directors which has been transferred on the books of the Corporation within twenty (20) days next preceding such election of directors. No proxy shall be effective unless in writing and in compliance with such reasonable requirements as the Board may prescribe.

Section 11. Any action required or permitted to be taken at a meeting of stockholders may be effected by an instrument in writing setting forth such action, executed by each stockholder entitled to vote thereon, which instrument shall be filed at the principal office of the Corporation or with the minutes maintained for meetings of stockholders.

ARTICLE III

DIRECTORS

Section 1. The number of directors shall be fixed from time to time by resolution of the Board, however, the Board shall consist of not fewer than two (2) nor more than nine (9) members. The directors shall be elected at the annual meeting of stockholders, or by unanimous written consent of stockholders; except as provided in Section 2 of this Article; and each director elected shall hold office until his successor is elected and qualifies. Directors need not be stockholders. Subject to the limitations imposed by applicable law, a majority of the stockholders entitled to vote generally may remove a director at any time, with or without cause.

Section 2. Vacancies, by death, resignation, removal or otherwise, and newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority of the directors(s) then in office, though less than a quorum; and the director(s) so chosen shall hold office until the next annual election and until their successors are duly elected and qualify, unless sooner displaced.

Section 3. The business of the Corporation shall be managed by its Board, which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the Certificate of Incorporation or by these Bylaws directed or required to be exercised or done by the stockholders.

MEETINGS OF THE BOARD OF DIRECTORS

Section 4. The Board of the Corporation may hold meetings, both regular and special, either within or without the State of Delaware; and such meetings may be held by means of conference telephone or other similar communications equipment by means of which all persons participating in the meeting can hear each other. Participation in a meeting pursuant to such communication shall constitute presence in person at such meeting.

Section 5. The first meeting of each newly elected Board shall be held at the same place as, and immediately after, the annual meeting of stockholders. No notice of the meeting shall be necessary to the newly elected directors in order legally to constitute the meeting, provided a quorum shall be present. If the meeting is not held at such time and place, or in the event a unanimous written consent of stockholders is filed in lieu of the annual meeting of stockholders, the meeting may be held at such time and place as is specified in a notice given as provided below for special meetings of the Board, or as specified in a written waiver signed by all of the directors.

Section 6. Regular meetings of the Board may be held without notice at such time and at such place as is from time to time determined by the Board.

Section 7. Special meetings of the Board may be called by the Chairman of the Board or the President or by the Secretary upon the written request of two (2) directors. Written notice of special meetings of the Board shall be given to each director at least twenty-four hours before the time of the meeting. Attendance at a meeting by a director shall constitute a conclusive waiver of any objections made by any person with respect to the notice given to such director unless such attendance is solely for the purpose of objection.

Section 8. At all meetings of the Board, a majority of the total number of directors shall constitute a quorum for the transaction of business, and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board, except as may be otherwise specifically provided by statute or by the Certificate of Incorporation or these Bylaws. If a quorum is not present at any meeting of the Board, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present. At such adjourned meeting at which a quorum is present or represented any business may be transacted that might have been transacted at the meeting as originally notified.

Section 9. Any action required or permitted to be taken at a meeting of Directors may be effected by an instrument in writing setting forth such action, executed by each Director, which instrument shall be filed at the principal office of the Corporation or with the minutes maintained for meetings of Directors.

COMMITTEES OF DIRECTORS

Section 10. The Board may, by resolution passed by a majority of the whole Board, designate one or more committees, each committee to consist of two or more of the directors of the Corporation, which (to the extent provided in the resolution, subject to applicable law) shall have and may exercise the powers of the Board in the management of the business and affairs of the Corporation and may authorize the seal of the Corporation to be affixed to all papers which may require it. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board.

Section 11. The committees shall keep regular minutes of their proceedings and report the same to the Board when required.

COMPENSATION OF DIRECTORS

Section 12. The directors may be paid their expenses, if any, of attending meetings of the Board and may be paid a fixed sum for attendance at each meeting of the Board or stated salaries as directors. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may similarly be allowed compensation for attending committee meetings.

ARTICLE IV

NOTICES

Section 1. Except as otherwise provided herein, notices to directors and stockholders shall be in writing and delivered personally or mailed to the directors or stockholders at their addresses appearing on the books of the Corporation. Notice by mail shall be deemed to be given three days after it is mailed, postage prepaid, to such addresses. Notice to directors may be given by telegram or telephone.

Section 2. Any notice required to be given under the provisions of applicable law or of the Certificate of Incorporation or of these Bylaws may be waived in writing, either before or after the event requiring such notice if the waiver is signed by the person or persons entitled to said notice.

ARTICLE V

OFFICERS

Section 1. The officers of the Corporation shall be chosen by the Board and shall be a chairman of the board, a president, one or more vice presidents, a secretary and a treasurer. The Board may also choose one or more assistant secretaries and assistant treasurers. Two or more offices may be held by the same person; provided, however, that the same person shall not simultaneously hold the offices of president and secretary.

Section 2. The Board at its first meeting after each annual meeting of stockholders (or pursuant to a unanimous consent in lieu thereof) shall choose a chairman of the board from among the directors, and shall choose a president, one or more vice presidents, a secretary and a treasurer, none of whom need be a member of the Board.

Section 3. The Board may appoint such other officers and agents as it shall deem necessary who shall hold their offices for such terms and shall exercise such powers and perform such duties as are determined from time to time by the Board.

Section 4. The salaries of all officers and agents of the Corporation shall be fixed by the Board.

Section 5. The officers of the Corporation shall hold office until their successors are chosen and qualify. Any officer elected or appointed by the Board may be removed, with or without cause, at any time by the affirmative vote of a majority of the Board. Any vacancy occurring in any office of the Corporation by death, resignation, removal or otherwise shall be filled by the Board.

THE CHAIRMAN OF THE BOARD;

CHIEF EXECUTIVE OFFICER

Section 6. The Chairman of the Board shall be the chief executive officer of the Corporation, shall preside at all meetings of the stockholders and the Board, shall be ex officio a member of all standing committees and shall have general and active management of the business of the Corporation, as that authority is delegated to him by the Board.

Section 7. He may execute bonds, mortgages and other contracts requiring a seal, under the seal of the Corporation, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be delegated by the Board of Directors to some other officer or agent of the Corporation. Unless the Board specifies otherwise, the Chairman of the Board shall have authority to vote (or grant a proxy with respect to any securities held or owned by the Corporation.

THE PRESIDENT;

CHIEF OPERATING OFFICER

Section 8. The President shall be the chief operating officer of the Corporation and shall supervise the day-to-day operation of the business of the Corporation, as that authority is delegated to him by the Board. He may execute all bonds, mortgages and other contracts in the ordinary course of the business of the Corporation, except where required or permitted by law to be otherwise signed and executed. Unless the Board specifies otherwise, the President shall, in the absence or disability of the Chairman of the Board, perform the duties and exercise the powers of the Chairman of the Board.

THE VICE PRESIDENTS

Section 9. The Vice Presidents in the order of their seniority, unless otherwise determined by the Board or the Chairman of the Board, shall, in the absence or disability of the President perform the duties and exercise the powers of the President. They shall perform such other duties and have such other powers as the Board may from time to time prescribe.

THE SECRETARY AND ASSISTANT SECRETARIES

Section 10. The Secretary shall attend all meetings of the Board and all meetings of the stockholders and record all the proceedings of such meetings in a book or books to be kept for that purpose and shall perform like duties for the standing committees when required. The Secretary shall give, or cause to be given, required notices of all meetings of the stockholders and the Board, and shall perform such other duties as may be prescribed by the Board or Chairman of the Board, under whose supervision he shall be. The Secretary shall keep in safe custody the seal of the Corporation, if any, and, if there is a seal of the Corporation, when authorized by the Board, shall affix the same to any instrument requiring it and, when so affixed, it may be attested by the

Secretary’s signature or by the signature of the Treasurer or an Assistant Secretary. The Secretary shall perform such other duties and have such other powers as the Board may from time to time prescribe.

Section 11. The Assistant Secretaries in the order of their seniority, unless otherwise determined by the Board, shall, in the absence or disability of the Secretary, perform the duties and exercise the powers of the Secretary. They shall perform such other duties and have such other powers as the Board may from time to time prescribe.

THE TREASURER AND ASSISTANT TREASURERS

Section 12. The Treasurer shall have the custody of the corporate funds and securities, shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation, and shall deposit all monies and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board. The Treasurer shall perform such other duties and have such other powers as the Board may from time to time prescribe.

Section 13. The Treasurer shall disburse the funds of the Corporation as may be ordered by the Board, taking proper vouchers for such disbursements, and shall render to the Chairman of the Board and the Board, at its regular meetings, or when the Board so requires, an account of all transactions of the Treasurer and of the financial condition of the Corporation.

Section 14. If required by the Board, the Treasurer shall give the Corporation a bond (which shall be renewed every six years) in such sum and with such surety or sureties as shall be satisfactory to the Board for the faithful performance of the duties of the office of Treasurer and for the restoration to the Corporation, in case of the Treasurer’s death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under the Treasurer’s control belonging to the Corporation.

Section 15. The Assistant Treasurers in the order of their seniority, unless otherwise determined by the Board, shall, in the absence or disability of the Treasurer, perform the duties and exercise the powers of the Treasurer. They shall perform such other duties and have such other powers as the Board may from time to time prescribe.

ARTICLE VI

CERTIFICATES OF STOCK

Section 1. Every holder of stock in the Corporation shall be entitled to have a certificate, signed by, or in the name of the Corporation by, the Chairman of the Board or the President, and the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary, certifying the number of shares owned by the stockholder in the Corporation. If the Corporation shall be authorized to issue more than one class of stock or more than one series of any class of stock, the powers, designations, preferences and/or rights shall be set forth in full or summarized on the face or back of the certificate which the Corporation shall issue to represent such class or series of stock; provided, however, that except as otherwise provided by applicable law, in lieu of the foregoing requirements, there may be set forth on the face or back of a certificate a statement to the effect that the Corporation will furnish such a summary or description without charge upon written request by any stockholder or other interested person.

Section 2. Where a certificate is signed (1) by a transfer agent or an assistant transfer agent or (2) by a transfer clerk acting on behalf of the Corporation and a registrar, the signature of any such Chairman of the Board, President, Treasurer, Assistant Treasurer, Secretary or Assistant Secretary may be facsimile. In case any officer or officers who have signed, or whose facsimile signature or signatures have been used on, any such certificate or certificates ceases to be such officer or officers of the Corporation, whether because of death, resignation or otherwise before such certificate or certificates have been delivered by the Corporation, such certificate or certificates may nevertheless be adopted by the Corporation and be issued and delivered as though the person or persons who signed such certificate or certificates or whose facsimile signature or signatures have been used thereon had not ceased to be such officer or officers of the Corporation.

LOST CERTIFICATES

Section 3. The Board may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost or destroyed. When authorizing such issue of a new certificate or certificates, the Board may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost or destroyed certificate or certificates, or the owner’s legal representative, to give the Corporation such indemnity as it may direct against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost or destroyed.

TRANSFERS OF STOCK

Section 4. Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, the Corporation shall issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

CLOSING OF TRANSFER BOOKS; RECORD DATES

Section 5. The Board may close the stock transfer books of the Corporation for a period not exceeding fifty days preceding the date of any meeting of stockholders or the date for payment of any dividend or the date for the allotment of rights or the date when any change or conversion or exchange of capital stock goes into effect or for a period of not exceeding fifty days in connection with obtaining the consent of stockholders for any purpose. In lieu of closing the stock transfer books as aforesaid, the Board may fix in advance a date, not more than sixty days (nor less than ten days) preceding the date of any meeting of stockholders, or the date for the payment of any dividend, or the date for the allotment of rights, or the date when any change or conversion or exchange of capital stock goes into effect, or the date of any other lawful action, or a date for the determination of the stockholders entitled to notice of, and to vote at, any such meeting and any adjournment thereof, or entitled to express consent to corporate action in writing without a meeting, or to receive payment of any such dividend, or to receive any such allotment of rights, or to exercise the rights in respect of any such change, conversion or exchange of capital stock, and in such case each such stockholder and only such stockholders as shall be stockholders of record on the date so fixed shall be entitled to notice of, and to vote at, the meeting and any adjournment thereof, or to express the consent, or the receive payment of the dividend, or to receive the allotment of rights, or to exercise the rights, as the case may be, notwithstanding any transfer of any stock on the books of the Corporation after any record date fixed as aforesaid.

REGISTERED STOCKHOLDERS

Section 6. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, to vote as the owner, and for all other purposes; and the Corporation shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it has express or other notice thereof, except as otherwise provided by the laws of the State of Delaware.

ARTICLE VII

GENERAL PROVISIONS

DIVIDENDS

Section 1. Dividends upon the capital stock of the Corporation, subject to the provisions of the Articles of Incorporation (or of any resolution of the Board establishing any series of any class of stock, adopted pursuant to the provisions of the Articles of Incorporation), if any, may be declared by the Board at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property, or in shares of the capital stock, subject to the provisions of the Articles of Incorporation and applicable law.

Section 2. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, equalize dividends, or to repair or maintain any property of the Corporation, and for such other purpose as the directors determine to be in the best interests of the Corporation. The directors may modify or abolish any such reserve in the manner in which it was created.

CHECKS

Section 3. All checks or demands for money and notes of the Corporation shall be signed by such officer or officers or such other person or persons as the Board may from time to time designate.

FISCAL YEAR

Section 4. The fiscal year of the Corporation shall be fixed by resolution of the Board.

SEAL

Section 5. The corporate seal, if there is one, shall have inscribed thereon the name of the Corporation, the year of its organization and the words “Corporate Seal, Delaware.” The seal may be used by causing it or a facsimile thereof to be impressed, affixed or otherwise reproduced.

LOANS TO DIRECTORS, OFFICERS OR EMPLOYEES

Section 6. The Corporation shall not make any loan to a director, or guarantee any indebtedness of a director or otherwise use its credit to assist a director, without the express authorization by the stockholders in each particular case. The Board may authorize the Corporation to make a loan to any officer or employee of the Corporation (including any director who is also an employee), or to guarantee indebtedness of or otherwise use its credit to assist such officer or employee, if the Board determines that the same may be reasonably expected to benefit the Corporation; any resolution, properly adopted by the Board authorizing a loan to any officer or employee by the Corporation (or authorizing any such guarantee or use of credit) shall conclusively evidence such a determination by the Board, whether or not expressed therein.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Section 7. Subject to the further provisions hereof the Corporation shall indemnify any and all of its directors, officers, former directors, and former officers, to the full extent permitted under applicable law against all amounts incurred by them and each of them, including but not limited to expenses, legal fees, costs, judgments, fines and amounts paid in settlement which may be actually and reasonably incurred, rendered or levied in any threatened, pending or completed action, suit or proceeding brought against any of them for or on account of any action or omission alleged to have been committed while acting within the scope of his duties as a director or officer of the Corporation. Whenever any such director or officer shall report to the President of the Corporation or the Board of Directors that he has incurred or may incur such amounts, the Corporation shall, within a reasonable time thereafter, determine in a manner consistent with applicable law whether, in regard to the matter involved, such person acted or failed to act in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the Corporation and, with respect to any criminal action or proceeding had no reasonable cause to believe his conduct was unlawful. If the Corporation so determines that such person acted or failed to act in such a manner with regard to the matter involved, indemnification shall be mandatory and shall be automatically extended as specified herein; provided, however, that the Corporation shall have the right to refuse indemnification in any instance in which the person to whom indemnification would otherwise have been applicable shall not offer the Corporation the opportunity, at its own expense and through counsel of its own choosing, to defend him in the action, suit or proceedings. Nothing contained herein is intended to limit any right of indemnification or other rights provided by applicable law.

INTERPRETATIONS

Section 8. To the extent permitted by the context in which used, words in the singular number shall include the plural, words in the masculine gender shall include the feminine and neuter, and vice versa.

Section 9. Captions used in these Bylaws are for convenience only and are not a part of these Bylaws and shall not be deemed to limit or alter any provisions hereof and shall not be deemed relevant in construing these Bylaws.

ARTICLE VIII

AMENDMENTS

Section 1. These Bylaws may be altered or repealed at any regular meeting of the stockholders or of the Board or at any special meeting of the stockholders or of the Board if notice of such alteration or repeal is contained in the notice of such special meeting.

Karl Eller, Chief Executive Officer

Dated:	March 2, 1999

Laura C. Toncheff, Assistant Secretary